QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

    The following unaudited pro forma combined condensed statements of operations combines First Virtual Communications' historical results for the six months ended June 30, 2001 and the twelve months ended December 31, 2000 with CUseeMe Networks Inc. historical results for the period from January 1, 2000 to June 19, 2001 and the twelve months ended December 31, 2000, giving effect to the merger as if it had occurred as of January 1, 2000.

    As the acquisition of CUseeMe Networks, Inc. has already been reflected in the June 30, 2001 balance sheet filed with the Form 10-Q for the period ended June 30, 2001, the pro forma balance sheet has not been included.

    The unaudited pro forma combined condensed statements of operations, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had First Virtual Communications and CUseeMe Networks, Inc. actually been combined during the periods presented, or results that may be achieved in the future. The unaudited pro forma combined condensed statements of operations, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto for the six months ended June 30, 2001 and the year ended December 31, 2000 of First Virtual Communications and the consolidated financial statements and the notes thereto for the three months ended March 31, 2001 and the year ended December 31, 2000 of CUseeMe Networks, Inc.

    The allocation of the purchase price has been finalized subsequent to the consummation of the merger. The independent appraisals determined the fair value of tangible and identifiable intangible assets, including in-process research and development. Based on the analysis of fair market value, the excess of the purchase price over the fair value of net tangible assets on CUseeMe Networks balance sheet was allocated to identifiable intangible assets and the remaining balance to goodwill. For both in-process and developed technology, First Virtual Communications' data gathering efforts focused on determining CUseeMe Networks forecasted revenues and costs as well as their stage of completion or remaining product life by individual project or product.

    The total amount of goodwill and identifiable intangible assets is $15.2 million with useful lives ranging from 3 to 5 years.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

TABLE OF CONTENTS

Page
Unaudited Pro Forma Combined Condensed Statement of Operations for the six months ended June 30, 2001	3
Unaudited Pro Forma Combined Condensed Statement of Operations for the twelve months ended December 31, 2000	4
Notes to Unaudited Pro Forma Combined Condensed Statements of Operations	5

FIRST VIRTUAL COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2001

    (IN THOUSANDS, EXCEPT PER SHARE DATA)

	Historical
	First Virtual Communications	CUseeMe Networks	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenues	$12,517	$2,303			$14,820
Costs of revenues	(6,976)	(1,403)			(8,379)

Gross profit	5,541	900			6,441

Operating expenses:
Research and development	(6,828)	(5,361)			(12,189)
Selling, general and administrative	(13,658)	(10,387)	(1,339)	(a)(b)(c)	(25,384)

Total operating expenses	(20,486)	(15,748)	(1,339)		(37,573)

Operating loss	(14,945)	(14,848)	(1,339)		(31,132)
Other income (expense), net	486	(19)			467
Minority interest in consolidated subsidiaries	(14)				(14)

Net loss	$(14,473)	$(14,867)	$(1,339)		$(30,679)

Basic and diluted net loss per share	$(0.79)				$(0.91)

Shares used to compute basic and diluted net loss per share	18,238		15,599		33,837

The accompanying notes are an integral part of these unaudited pro forma combined condensed statements of operations.

FIRST VIRTUAL COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2000

    (IN THOUSANDS, EXCEPT PER SHARE DATA)

	Historical
	First Virtual Communications	CUseeMe Networks	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenues	$40,011	$12,071	$—		$52,082
Costs of revenues	(22,831)	(3,869)	—		(26,700)

Gross profit	17,180	8,202	—		25,382

Operating expenses:
Research and development	(12,517)	(5,837)	—		(18,354)
Selling, general and administrative	(24,507)	(14,396)	(3,324)	(a)(c)	(42,227)

Total operating expenses	(37,024)	(20,233)	(3,324)		(60,581)

Operating loss	(19,844)	(12,031)	(3,324)		(35,199)
Other income, net	1,187	1,846	—		3,033
Minority interest in consolidated subsidiaries	(130)	—	—		(130)

Net loss	$(18,787)	$(10,185)	$(3,324)		$(32,296)

Basic and diluted net loss per share	$(1.09)				$(0.98)

Shares used to compute basic and diluted net loss per share	17,205		15,599		32,804

The accompanying notes are an integral part of these unaudited pro forma combined condensed statements of operations.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

NOTE 1—THE TRANSACTION

    On June 19, 2001, First Virtual Communications completed its acquisition of CUseeMe Networks, Inc. Under the merger agreement, First Virtual Communications issued 15.6 million shares of its common stock and 4.1 million shares of its common stock upon exercise of outstanding options and warrants in exchange for the outstanding common shares, options and warrant of CUseeMe Networks. This data is based upon CUseeMe Networks outstanding shares on June 19, 2001 when the merger was completed.

    The purchase price of the CUseeMe Networks acquisition is $22.7 million, which has been determined as follows (in thousands):

Value for common shares issued	$18,579
Fair value of options and warrant assumed	1,611
Direct acquisition costs	2,529

Total purchase price	$22,719

    Common stock has been valued using an average price of First Virtual Communications common stock for three days before and after the announcement of the merger. The fair value of options assumed was determined using the Black-Scholes method. In accordance with FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation—an Interpretation of APB 25," the intrinsic value of unvested options of CUseeMe Networks has been allocated to deferred stock compensation totaling $1,300,223. Deferred stock compensation will be amortized over the estimated vesting period of the related options using an accelerated method.

    The purchase price for pro forma purposes has been allocated to tangible assets acquired and liabilities assumed based on the fair value of CUseeMe Networks' assets and liabilities. First Virtual Communications' management has engaged an independent appraiser to value the intangible assets, including amounts allocable to CUseeMe Networks in-process research and development. The in-process research and development of $276,000 was expensed upon consummation of the merger. The in-process research and development charge of $276,000 is not reflected in the unaudited pro forma combined condensed statement of operations. The in-process research and development charge relates to CUseeMe Networks' products in development for which technological feasibility has not been established.

    The allocation of the purchase price is as follows (in thousands):

Fair value of tangible assets and liabilities	$7,235
In-process research and development	276
Trademark	661
Current technology	5,918
Assembled workforce	1,505
Deferred stock compensation	1,300
Excess of purchase price over identifiable net assets acquired	5,824

Total	$22,719

NOTE 2—UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

    The following adjustments were applied to the historical statements of operations for First Virtual Communications and CUseeMe Networks for the six months ended June 30, 2001 and the year ended December 31, 2000 to arrive at the unaudited pro forma combined condensed statement of operations as though the acquisition took place on January 1, 2000:

  (a)
  Adjustment to recognize the change in depreciation of fixed assets due to purchase accounting adjustments and the amortization of identified intangibles arising from the merger over their useful lives ranging between three and five years.

  (b)
  Adjustment to eliminate the in-process research and development charge of $276,000 which was included in the Statement of Operations of First Virtual Communications for the six months ended June 30, 2001.

  (c)
  Adjustment to recognize the amortization of deferred stock compensation resulting from the acquisition of CUseeMe Networks over the estimated vesting period of the related options using an accelerated method. The adjustment totals $325,000 for the six months ended June 30, 2001 and $650,000 for the twelve months ended December 31, 2000.

NOTE 3—UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE

    Shares used in the pro forma per share calculation reflect the addition of 15.6 million shares of First Virtual Communications voting common stock issued to stockholders of CUseeMe Networks as if they were outstanding from January 1, 2000. Pro forma basic and diluted weighted-average shares exclude convertible preferred stock, unvested restricted common stock, employee stock options and warrants outstanding in each period because they are anti-dilutive.

QuickLinks

  Exhibit 99.2
TABLE OF CONTENTS